UNITED STATES
                         ENVIRONMENTAL PROTECTION AGENCY

IN  THE  MATTER  OF:                               )
                                                   )  Docket No. MM-HQ-2000-0005
     Safety-Kleen  Corp.                           )
     1301  Gervais  Street                         )
     Columbia,  South  Carolina  29201      )
                                                   )
     Safety-Kleen  Services,  Inc.                 )
     Safety-Kleen  Systems,  Inc.                  )
     Safety-Kleen  (Aragonite),  Inc.              )
     Safety-Kleen  (BDT),  Inc.                    )
     Safety-Kleen  (Bartow),  Inc.                 )
     Safety-Kleen  (Baton  Rouge),  Inc.           )
     Safety-Kleen  (Bridgport),  Inc.              )
     Safety-Kleen  (California),  Inc.             )
     Safety-Kleen  (Chattanooga),  Inc.            )
     Safety-Kleen  (Clive),  Inc.                  )
     Safety-Kleen  (Colfax),  Inc.                 )
     Safety-Kleen  (Crowley),  Inc.                )
     Safety-Kleen  (Deer  Park),  Inc.             )
     Safety-Kleen  (Deer  Trail),  Inc.            )
     Safety-Kleen  (GS),  Inc.                     )
     Safety-Kleen  (LaPorte),  Inc.                )
     Safety-Kleen  (Lone and Grassy Mtn.), Inc.    )
     Safety-Kleen  (NE),  Inc.                     )
     Safety-Kleen  (PPM),  Inc.                    )
     Safety-Kleen  (Pecatonica),  Inc.             )
     Safety-Kleen  (Pinewood),  Inc.               )
     Safety-Kleen  (Plaquemine),  Inc.             )
     Safety-Kleen  (Roebuck),  Inc.                )
     Safety-Kleen  (TS),  Inc.                     )
     Safety-Kleen  (Tulsa),  Inc.                  )
     Safety-Kleen  (WT),  Inc.                     )
     Safety-Kleen  (White  Castle),  Inc.          )
     GSX  Chemical  Services  of  Ohio,  Inc.      )
                                                   )
                                                   )
     Respondents.                                  )

                            AMENDED CONSENT AGREEMENT
                            -------------------------

     On  August  25, 2000, Complainant Assistant Administrator Steven A. Herman,

Office of Enforcement and Compliance Assurance, United States Environmental Protection Agency (EPA)(1), and Respondents (listed on Attachment A) entered into a Consent Agreement that was approved by the Environmental Appeals Board
(EAB) on September 5, 2000(2). The EAB issued the Consent Agreement and Final Order (CA/FO) on September 6, 2000. On October 17, 2000, after a hearing on the approval of the CA/FO, the United States Bankruptcy Court for the District of Delaware signed an order(3) that authorized the Respondents' to enter and carry out the terms


----------------------------
     (1) Subsequent to the approval of the Consent Agreement and Final Order (CA/FO) dated September 5, 2000, Steven A. Herman has resigned his position at the EPA. Sylvia K. Lowrance is Acting Assistant Administrator for the Office of Enforcement and Compliance Assurance.

     (2) Subsequent to the approval of the Final Order by the EAB on September 5, 2000, the CA/FO was modified by a Supplemental Order dated September 18,
                                          ------------------
2000,  a  Supplemental Order Granting Request to Include the States of Virginia,
          ----------------------------------------------------------------------
Utah  and  Ohio  in the Consent Agreement and Approval of the Bankruptcy Court's
--------------------------------------------------------------------------------
Modifications  dated  December  4,  2000, Supplemental Order Granting Request to
-------------                             --------------------------------------
Modify  the  Deadlines  for Reports Due for the Environmental Management Systems
--------------------------------------------------------------------------------
Analysis  and  the  Environmental  Compliance  Audit  dated  April 20, 2001, and
----------------------------------------------------
Supplemental  Order Granting Request to Include the States of Kentucky and Maine
--------------------------------------------------------------------------------
in the Consent Agreement dated [pending review by the EAB](collectively known as
------------------------
"Supplemental  Orders").

     (3) "Order Pursuant to 11 U.S.C. 105(a) and Fed. R. Bankr. P. 9019 Approving Consent Agreement Between Debtors and the United States Evironmental Protection Agency" ("Bankruptcy Court's Order").

of the CA/FO and the Bankruptcy Court's Order. Complainant, after consultation with the affected States, and the Respondents have agreed to amend the existing CA/FO as provided herein while maintaining all of the other provisions of the CA/FO.


                            I.  PRELIMINARY STATEMENT
                                ---------------------

     1. Pursuant to Paragraphs 20(d) and 133 of the CA/FO, EPA by letter on December 15, 2000, conditionally extended the Compliant Financial Assurance Deadline to February 28, 2001.

     2. Pursuant to Paragraph 133 of the CA/FO, EPA by letter on February 28, 2001, conditionally extended the Compliant Financial Assurance Deadline to April 30, 2001.

     3. Respondents have obtained one or more proposals for Compliant Financial Assurance for the Covered Facilities listed on Attachment K. [Note:
Attachment K is appended to this Amended Consent Agreement. Attachment K lists facilities that will have Compliant Financial Assurance by July 31, 2001.]

     4. Respondents' lenders have represented to EPA that they are in the process of obtaining consents or approvals for financing from various of Respondents' lenders for the posting of collateral that would be required under the proposals for Compliant Financial Assurance for the Covered Facilities listed on Attachment K.

     5. Respondents and Respondents' lenders have represented to EPA that they believe that if the required consents and approvals are forthcoming, the process for obtaining Compliant Financial Assurance can be completed in sufficient time so that the proposed financial assurance can be presented to the Bankruptcy Court for its approval at a July 11, 2001 hearing scheduled in the Bankruptcy Case.

     6. Respondents believe that they will need additional time to obtain Compliant Financial Assurance for Covered Facilities other than those listed on Attachment K and intend to seek additional proposals for Compliant Financial Assurance for such Covered Facilities.

     7. Respondents agree to comply with the terms of this Amended Consent Agreement.

                         II. TERMS OF AMENDED AGREEMENT
                             --------------------------

     8. The Compliant Financial Assurance Deadline for Covered Facilities listed on Attachment K is extended until July 31, 2001. The Compliant Financial Assurance Deadline for Covered Facilities other then those listed on Attachment K is extended until September 30, 2001. These changes in the Compliant Financial Assurance Deadline do not alter any of the terms of the CA/FO except as to the new deadlines unless otherwise specifically noted in the subsequent Paragraphs of this Amended Consent Agreement.

     9. Respondents shall comply with all provisions of the CA/FO, which except as amended herein remains in effect, unless otherwise specifically noted in the subsequent Paragraphs to this Amended Consent Agreement.

     10. Respondents' lenders have represented that they will, no later than June 15, 2001, inform the EPA, Participating States and Respondents in writing as to whether they are committing to obtain financing for the posting of collateral for Compliant Financial Assurance for the Covered Facilities listed on Attachment K by the Compliant Financial Assurance Deadline. If Respondents' lenders fail to commit in writing to post collateral on or before June 15, 2001, Respondents shall, by no later than June 21, 2001, request that the Bankruptcy Court permit Respondents to use cash collateral (or other acceptable alternatives) to obtain financing for the posting of collateral for Compliant Financial Assurance for the Covered Facilities listed on Attachment K and shall exercise their best efforts to obtain the Court's approval of their request.

     11. In addition to the requirements of Paragraph 87, Respondents shall comply with the provisions and terms contained in the Compliance Schedule set forth below.

           a. On or before June 15, 2001, Respondents shall seek from EPA and the Participating States a determination as to the type of financial responsibility mechanism, either a performance surety bond or a certificate of insurance, that EPA and the Participating States would like in place for the Covered Facilities for which it is the implementing agency.

           b. On or before June 21, 2001, Respondents shall file with the Bankruptcy Court a request for all approvals necessary to obtain Compliant
Financial  Assurance  for  the  Covered  Facilities  listed  on  Attachment  K.

           c. On or before July 30, 2001, Respondents shall have sent to EPA or the Participating States the financial responsibility mechanism they have chosen for review and approval.

           d. Respondents and EPA (in consultation with the affected States) will at least every other week during the Interim Compliance Period have discussions for the purpose of establishing a plan to provide Compliant Financial Assurance for those Covered Facilities not otherwise listed on

Attachment K. Such discussions and drafting of a plan will be completed no later than September 28, 2001. Respondents will use their best efforts to establish a plan for obtaining Compliant Financial Assurance. In formulating the plan, the Parties shall discuss at a minimum the following: use of monies derived from sale of assets; use of cash derived from operating activities, and use of lines of credit or other financing mechanisms. Respondents shall exercise their best efforts to include interested lenders in the discussions under this subparagraph.

     12. Respondents during the Interim Compliance Period will continue to use their best efforts to obtain Compliant Financial Assurance. Respondents shall continue to seek additional proposals for Compliant Financial Assurance.

     13. In addition to the requirements of Paragraph 88(c), Respondents shall include in their written report every week on the status of their efforts to obtain Compliant Financial Assurance separate sections that describe in detail: (i) the status of Respondents' lenders efforts to obtain consents or approvals for financing from various of Respondents' lenders for the posting of collateral that would be required under the proposals for Compliant Financial Assurance for the Covered Facilities listed on Attachment K, (ii) Respondents' efforts to obtain proposals for Compliant Financial Assurance in addition to any proposals already obtained, including but not limited to bids for Compliant Financial Assurance from additional surety companies based on Respondents' completed reaudited financial statements, and (iii) Respondents' efforts to obtain proposals for the sale, merger, or divestiture of any Covered Facilities or other facilities of Respondents.

     14. Respondents shall participate in weekly conference calls with EPA to discuss the status of the efforts to obtain consents or approvals for financing from various of Respondents' lenders for the posting of collateral that would be required under the proposals for Compliant Financial Assurance for the Covered Facilities listed on Attachment K. Respondents shall exercise their best efforts to include interested lenders in the discussions under this Paragraph.

     15. Respondents shall provide EPA and requesting Participating States a detailed written report every other week on the status of its reorganization and/or marketing plans. If requested by EPA or a Participating State, Respondents shall provide EPA and/or the Participating State with a detailed analysis of the profitability, finances, and business situation of any particular Covered Facility(ies) in the Chemical Services Division or business line in the Branch Sales and Services Division.

     16. In addition to the requirements of Paragraph 94 of the CA/FO, Respondents shall not transfer any Covered Facility identified in Attachment B of the CA/FO unless the receiving owner and operator has obtained Compliant Financial Assurance immediately effective upon transfer.

     17. Until Compliant Financial Assurance is in place at a Covered Facility, Respondents shall not seek any extensions of the schedules for closure, post-closure, or corrective action activities at that Covered Facility except in the instance of force majeure. (Force majeure shall not apply to any delay due to Respondents' alleged financial inability to carry out their obligations for closure, post-closure and corrective action.) If such force majeure event occurs, Respondents' shall immediately notify EPA to discuss the matter. Nothing in this Paragraph relieves Respondents of their obligation to comply with applicable Environmental Laws.

     18. Failure to perform any of the tasks specified in Paragraphs 10-15 shall result in stipulated penalties and may be cause for implementation of closure, post-closure or corrective action activities as specified in Paragraphs 89-91 of the CA/FO.

     19. Respondents shall not seek to withdraw the irrevocable stand-by letter of credit in the amount of $28.5 million from Toronto Dominion to Frontier Insurance Company so long as Respondents have any surety bonds issued by Frontier Insurance Company for the Covered Facilities.


                  III.  PENALTIES IN AMENDED CONSENT AGREEMENT
                        --------------------------------------

     1. Respondent Safety-Kleen Services, Inc. agrees to pay an additional civil penalty in the sum of $143,118.00 for not having Compliant Financial Assurance during the period from March 1, 2001 through July 31, 2001 (September 30, 2001 for Covered Facilities not otherwise listed on Attachment K). 40 C.F.R. Sec. 22.18(b). The general provisions of Section VIII (Payment of Penalty) of the CA/FO shall apply to the additional civil penalty set forth in this Paragraph.

20. EPA reserves all rights to obtain stipulated penalties for any violation of the CA/FO prior to, on or after April 30, 2001.

     21. Respondent Safety-Kleen Services, Inc. shall be liable for stipulated penalties to the EPA for failure to submit the additional civil penalty specified in and in accordance with Paragraph 20 of this Section (Penalties in Amended Consent Agreement). Respondent Safety-Kleen Services, Inc. shall pay stipulated penalties in the following amounts for each day during which the payment is not received:

        Period of Failure to Comply         Penalty Per Violation Per Day
        ---------------------------         -----------------------------
        1st  through  30th  day                       $  2,500.00
        31st  day through 60th day                    $  4,000.00
        60th  day  and  beyond                        $ 10,000.00

     22. Respondents shall be liable for stipulated penalties to the EPA for failure to perform the tasks specified in Paragraphs 10-11 and 13-15 of this Amended Consent Agreement. Respondents shall pay stipulated penalties in the following amounts for each day during which the payment is not received:

        Period of Failure to Comply         Penalty Per Violation Per Day
        ---------------------------         -----------------------------
        1st  through  30th  day                       $  1,000.00
        31st  day  through  60th  day                 $  2,000.00
        60th  day  and  beyond                        $  4,000.00


     23. Respondents shall be liable for stipulated penalties to the EPA for failure to perform the tasks specified in Paragraph 12 of this Amended Consent Agreement. Respondents shall pay stipulated penalties in accordance with the amounts specified in Paragraph 116, subparagraph d, of the CA/FO.

     24. The general provisions of Section IX (Stipulated Penalties) of the CA/FO shall apply to the stipulated penalties set forth in this Section of the Amended Consent Agreement.



                    IV.  EFFECT OF AMENDED CONSENT AGREEMENT
                         -----------------------------------

     25. This Amended Consent Agreement resolves only EPA's civil claims for failure to have Compliant Financial Assurance for the period from March 1, 2001 through July 31, 2001 (September 30, 2001 for the Covered Facilities not otherwise listed on Attachment K). Nothing herein shall be construed to limit the authority of EPA, the United States and/or the Participating States to undertake action against any person, including the Respondents, in response to any condition which EPA, the United States or the Participating States determine may present an imminent and substantial endangerment to the public health, welfare or the environment, nor shall anything in this Amended Consent Agreement be construed to resolve, and the EPA, United States and Participating States reserve their authority to pursue, criminal sanctions against Respondents. Nothing in this Paragraph shall be construed to alter Section XI (Effect of Settlement) of the CA/FO.

     26. Paragraphs 3-7 of the October 17, 2000 Order of the Bankruptcy Court are hereby incorporated by reference as if set forth herein and shall apply to this Amended Consent Agreement.

                  V.  MODIFICATION OF AMENDED CONSENT AGREEMENT
                      -----------------------------------------

27. EPA may, after consultation with the affected States, extend the Compliant Financial Assurance Deadline of July 31, 2001 for the Covered Facilities listed in Attachment K if the Respondents have complied with Paragraph 11, subparagraph c, of this Amended Consent Agreement. Such an extension is to allow ample time for the EPA and the Participating States to review and approve the financial instrument submitted by Respondents on or before July 30, 2001 and such an extension does not require EAB or Bankruptcy Court approval.

                V.  SUBMITTAL TO THE ENVIRONMENTAL APPEALS BOARD
                    --------------------------------------------

28. The Parties agree to submit this Amended Consent Agreement to the Environmental Appeals Board for approval.

                     VI.  SUBMITTAL TO THE BANKRUPTCY COURT
                          ---------------------------------

29. Respondents shall exercise their best efforts to obtain the approval of the Bankruptcy Court for their agreement and entry into this Amended Consent Agreement.

                              VII.  EFFECTIVE DATE
                                    --------------

30. Respondents and EPA agree to issuance of the attached Amended Final Order. Upon filing, EPA will transmit a copy of the filed Amended Consent Agreement to the Respondents and Participating States. This Amended Consent Agreement shall become effective after approval by the Environmental Appeals Board and filing with the Hearing Clerk and approval of Respondents' entry into this Amended Consent Agreement by the Bankruptcy Court.

IN  THE  MATTER  OF:  Safety-Kleen  Corp.
-------------------
Docket  No.  MM-HQ-2000-0005

The foregoing Amended Consent Agreement is Hereby Stipulated, Agreed, and Approved for Entry.

For  Respondents:



-----------------------------                     ------------------------
Grover  C.  Wrenn                                 Date
President
Safety-Kleen  Corp.
Safety-Kleen Services Inc.


-----------------------------                     ------------------------
Henry  H.  Taylor                                 Date
President
All  Other  Respondents

IN  THE  MATTER  OF:  Safety-Kleen  Corp.
-------------------
Docket  No.  MM-HQ-2000-0005

The foregoing Amended Consent Agreement is Hereby Stipulated, Agreed, and Approved for Entry.

For  Complainant:



-----------------------------                     ------------------------
Sylvia  K.  Lowrance                              Date
Acting  Assistant  Administrator
Office of Enforcement and Compliance Assurance
U.S.  Environmental  Protection  Agency

                                  UNITED STATES
                         ENVIRONMENTAL PROTECTION AGENCY

IN  THE  MATTER  OF:                               )
                                                   )  Docket No. MM-HQ-2000-0005
     Safety-Kleen  Corp.                           )
     1301  Gervais  Street                         )
     Columbia,  South  Carolina  29201      )
                                                   )
     Safety-Kleen  Services,  Inc.                 )
     Safety-Kleen  Systems,  Inc.                  )
     Safety-Kleen  (Aragonite),  Inc.              )
     Safety-Kleen  (BDT),  Inc.                    )
     Safety-Kleen  (Bartow),  Inc.                 )
     Safety-Kleen  (Baton  Rouge),  Inc.           )
     Safety-Kleen  (Bridgport),  Inc.              )
     Safety-Kleen  (California),  Inc.             )
     Safety-Kleen  (Chattanooga),  Inc.            )
     Safety-Kleen  (Clive),  Inc.                  )
     Safety-Kleen  (Colfax),  Inc.                 )
     Safety-Kleen  (Crowley),  Inc.                )
     Safety-Kleen  (Deer  Park),  Inc.             )
     Safety-Kleen  (Deer  Trail),  Inc.            )
     Safety-Kleen  (GS),  Inc.                     )
     Safety-Kleen  (LaPorte),  Inc.                )
     Safety-Kleen  (Lone and Grassy Mtn.), Inc.    )
     Safety-Kleen  (NE),  Inc.                     )
     Safety-Kleen  (PPM),  Inc.                    )
     Safety-Kleen  (Pecatonica),  Inc.             )
     Safety-Kleen  (Pinewood),  Inc.               )
     Safety-Kleen  (Plaquemine),  Inc.             )
     Safety-Kleen  (Roebuck),  Inc.         )
     Safety-Kleen  (TS),  Inc.                     )
     Safety-Kleen  (Tulsa),  Inc.                  )
     Safety-Kleen  (WT),  Inc.                     )
     Safety-Kleen  (White  Castle),  Inc.          )
     GSX  Chemical  Services  of  Ohio,  Inc.      )
                                                   )
                                                   )
     Respondents.                                  )


                               AMENDED FINAL ORDER
                               -------------------

     Pursuant to 40 C.F.R. Sec. 22.18(b) of EPA's Consolidated Rules of Practice, 64 Fed. Reg.



40138 (July 23, 1999), and Sections 3008(a), (g), and (h) of the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Sec.Sec. 6928(a), (g), and (h); and Section 16(a) of the Toxic Substances Control Act (TSCA), 15 U.S.C. Sec. 2615(a), the Amended Consent Agreement is hereby approved and incorporated by reference into this Amended Final Order. It is hereby ordered that:

     1. Respondents shall comply with all of the terms of the Consent Agreement, Amended Consent Agreement and Supplemental Orders, incorporated herein by reference, and with the requirements set forth in RCRA, TSCA, and the regulations thereunder;

     2. Respondents are assessed an civil penalty in the amount of $143,118.00 in addition to the amount previously assessed by the Final Order, as modified by the Supplemental Orders. The total assessed civil penalty against Respondents is thus $388,740.00.

     3. Respondents shall, provide EPA with an Allowed Administrative Expense Claim in the amount of $388,740.00 in Respondents' Bankruptcy Case as of the Effective Date of the Plan of Reorganization. Payment shall be made by certified or cashier's check payable to the order of "Treasurer, United States of America." The check shall refer to the docket number for EPA's administrative action and shall be mailed to:

          U.S.  Environmental  Protection  Agency
          Hearing  Clerk
          P.O.  Box  360277M
          Pittsburgh,  PA  15251

     4. A transmittal letter, indicating Respondents' names, complete addresses, and the administrative case docket number shall accompany the payment of the civil penalty.

     5.  Respondents shall send a copy of the checks and transmittal letters to:

          Clerk,  Environmental  Appeals  Board
          U.S.  Environmental  Protection  Agency
          1200  Pennsylvania  Avenue,  N.W.  (1103-B)
          Washington,  DC  20460
and
          Christine  J.  McCulloch,  Esq.
          Office  of  Regulatory  Enforcement
          U.S.  Environmental  Protection  Agency
          1200  Pennsylvania  Avenue,  N.W.  (2246-A)
          Washington,  DC  20460

So  Ordered,  this  ______  day  of  __________________,  2001.




------------------------------------
U.S. Environmental Protection Agency
Environmental  Appeals  Board

                                  ATTACHMENT A
                                  ------------


RESPONDENTS:   The  following is a list of the Respondents as referred to in the
-----------
               Consent Agreement.


Safety-Kleen  Corp.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  Services,  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  Systems,  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Aragonite),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (BDT),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Bartow),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Baton  Rouge),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Bridgport),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (California),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Chattanooga),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Clive),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Colfax),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Crowley),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Deer  Park),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Deer  Trail),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (GS),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (LaPorte),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Lone  and  Grassy  Mtn.),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (NE),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (PPM),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Pecatonica),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Pinewood),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Plaquemine),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Roebuck),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (TS),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (Tulsa),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (WT),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

Safety-Kleen  (White  Castle),  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

GSX  Chemical  Services  of  Ohio,  Inc.
1301  Gervais  Street
Columbia,  South  Carolina  29201

                                   ATTACHMENT K
                                   ------------

     This Attachment specifies the facilities that will be provided funding for financial responsibility by July 31, 2001.



ARIZONA:***
-------
FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    AZD089308803         - Closure
4401 E. University                                                                 - Post-ClosurePhoenix, AZ
85034

Safety-Kleen Systems, Inc.                                    AZD980892897         - Closure
4161 E. Tennessee Street
Tucson, AZ 85714

Safety-Kleen Systems, Inc.                                    AZD981969504         - Closure
6625 W. Frye RoadChandler, AZ 85226

ARKANSAS:**
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    ARD054575238         - Closure
11727 Arch St. Pike                                                                - Post-Closure
Little Rock, AR 72206                                                              - Corrective Action

FLORIDA:
-------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (Bartow), Inc.                                   FLD980729610         - Closure (TSCA)*
170 Bartow Municipal Airport
Bartow, FL 33830-9504

GEORGIA:**
-------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    GAD000823096         - Closure
5920 Coca Cola Blvd.                                                               - Corrective Action
Columbus, GA 31909


Safety-Kleen Systems, Inc.                                    GAD000776781         - Closure
5217 Augusta Road                                                                  - Corrective Action
Garden City, GA 31418

Safety-Kleen Systems, Inc.                                    GAD980709257         - Closure
6580 Hawkinsville Road
Macon, GA 31216

Safety-Kleen Systems, Inc.                                    GAD981265424         - Closure
7027 Commercial Drive
Morrow, GA 30206

Safety-Kleen Systems, Inc.                                    GAD980842777         - Closure
4800 South Old Peachtree Road                                                      - Corrective Action
Norcross, GA 30071

Safety-Kleen (PPM) Inc.                                       GAD980839187         - Closure (TSCA)*
1875 Forge Street
Tucker, GA 30084

ILLINOIS:**
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (Pecatonica), Inc.                               ILD980502744         - Corrective Action
6125 N. Pecatonica Road                                                            - Closure (TSCA)*
Pecatonica, IL 61063

INDIANA:
-------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc                                     IND077042034         - Closure (TSCA)*
601 Riley Road
E. Chicago, IN  46312

IOWA:*
----

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    IAD098027592         - Closure
3035 W. 73rd Street
Davenport, IA 52806


                                        2

Safety-Kleen Systems, Inc.                                    IAD981718000         - Closure
4704 N.E. 22nd Street
Des Moines, IA 50313

KANSAS:***
------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    KSD980973515         - Closure
9317 Woodend Road
Edwardsville, KS 66111

Safety-Kleen Systems, Inc.                                    KSD980686844         - Closure
600 E. TrailDodge City, KS 67801

Safety-Kleen (Aragonite), Inc.                                KSD981506025         - Closure (TSCA)*
P.O. Box 1328
Coffeyville, KS  67337

Safety-Kleen Systems, Inc.                                    KSD000809723         - Closure
1311 S.  AnnaWichita, KS 67209

KENTUCKY:**
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    KYD981027451         - Closure
12092 Virginia Avenue
Ashland, KY 41102

Safety-Kleen Systems, Inc.                                    KYD981027469         - Closure
550 Bluesky Parkway
Lexington, KY 40509

Safety-Kleen Systems, Inc.                                    KYD053348108         - Closure
3700 Lagrange Road                                                                 - Post-Closure
Smithfield, KY 40068                                                               - Closure (TSCA)*



LOUISIANA:***
---------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED


                                        3

Safety-Klenn (Plaquemine), Inc.                               LAD000778514         - Closure
32655 Gracie Lane                                                                  - Post Closure
Plaquemine, LA 70764

Safety-Kleen (Colfax), Inc.                                   LAD981055791         - Closure
3763 Highway 471Colfax, LA 71417

Safety-Kleen Systems, Inc.                                    LAD000757708         - Closure
518 Ryder Drive                                                                    - Corrective Action
Pineville, LA 71360

Safety-Kleen Systems, Inc.                                    LAD985171024         - Closure
Tyler Avenue
Kenner, LA 70062

Safety-Kleen (White Castle), Inc.                             P-0059               - Closure
52735 Clark Road                                                                   - Post-Closure
White Castle, LA 70788

MAINE:***
-----

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Corp.                                            MED980667810         - Closure
Route 202, RFD 3
P.O. Box 1990Leeds, ME 04263

MARYLAND:***
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    MDD000737106         - Closure
150 Penrod Ct., Sections G&HGlen Burnie, MD 21061


Safety-Kleen (TS), Inc.                                       MDD980554653         - Closure
3527 Whiskey Bottom RoadLaurel, MD 20724

Safety-Kleen Systems, Inc.                                    MDD981034291         - Closure
1448 Desoto Road
Baltimore, MD 21230


                                        4

MASSACHUSETTS:**
-------------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED
Safety-Kleen (NE), Inc.                                       MAD00060447          - Closure
300 Canal Street
Laurence, MA 01940

MINNESOTA:**
---------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    MND981953045         - Closure
9261 Isanti Street
Blaine, MN 55434

Safety-Kleen Systems, Inc.                                    MND000686170         - Closure
1302 18th Street
Cloquet, MN 55720

Safety-Kleen Systems, Inc.                                    MND981097884         - Closure
3227 Terminal Drive
Eagan, MN 55121

MISSOURI:***
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (PPM), Inc.                                      MOD069277549         - Closure (RCRA/TSCA)
1628 W. 9th Street
Kansas City,  MO 64101




NEW YORK:***
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (BDT), Inc.                                      NYD000632372         - Closure
4255 Research ParkwayClarence, NY 14031


                                        5

NEVADA:**
------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety Kleen Systems, Inc.                                    NVT330010208         - Closure
1655 Stocker Street
N. Las Vegas, NV 89030

NORTH CAROLINA:
--------------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (TS), Inc.                                       NCD000648451         - Closure (TSCA)*
Route 11, Box 3
Reidsville, NC  27320

NORTH DAKOTA:
------------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    NDD980957070         - Closure
3704 Saratoga Avenue
Bismarck, ND 58501

Safety-Kleen Systems, Inc.                                    NDD000716738         - Closure
1537 First Avenue
Fargo, ND 58103

OHIO:***
----

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    OHD084750579         - Closure
581 Milliken Drive, S.E.                                                           - Post-Closure
Hebron, OH 43025

Safety-Kleen (PPM), Inc.                                      OHD981093420         - Closure (TSCA)*
1302 W. 38th Street
#2 Whse. 3416 Ann Avenue
Ashtabula, OH 44004

Safety-Kleen (PPM), Inc.                                      OHD986975399         - Closure (TSCA)*
1672 E. Highland Road
Twinsburg, OH  44087


                                        6

OKLAHOMA:**
--------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    OKD980878474         - Closure
7825 Highway 152
Wheatland, OK 73097

Safety-Kleen Systems, Inc.                                    OKD987086774         - Closure
8800 S.W. 8th StreetOklahoma City, OK 73128

Safety-Kleen (Lone & Grassy                                   OKD065438376         - Closure
      Mountain), Inc.                                                              - Post-Closure
5 Mile E. & 1 Mile N. of Junction                                                  - Corrective Action
      U.S. Hwys. 412 &Waynoka, OK 73860

Safety-Kleen (Lone & Grassy                                   OKD000070136         - Closure
     Mountain), Inc5 Mile E on Cnty Rd 76-22CAvard, OK 73717

Safety-Kleen Systems, Inc.                                    OKD000763821         - Closure
16319 E. Marshall Street
Tulsa, OK 74116

PENNSYLVANIA:***
------------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    PAD981737109         - Closure
Hanover Industrial Park
Wilkes-Barre, PA 18705

Safety-Kleen Systems, Inc.                                    PAD981736143         - Closure
150 Allenbill DriveJohnstown, PA 15904

Safety-Kleen Systems, Inc.                                    PAD980552020         - Closure
5540 Memorial Road
Allentown, PA 18104

Safety-Kleen Systems, Inc.                                    PAD000738823         - Closure
10 Eleanor DriveNew Kingstown, PA 17072

Safety-Kleen Systems, Inc.                                    PAD987266673         - Closure
Industrial Park Road
Athens, PA 18810


                                        7

Safety-Kleen Systems, Inc.                                    PAD987266715         - Closure
77 Towpath & Canal RoadFairless Hills, PA 19030

Safety-Kleen Systems, Inc.                                    PAD000738849         - Closure
1140 Greenhill Road
Westchester, PA 19380

Safety-Kleen Systems, Inc.                                    PAD086673407         - Closure
1606 Pittsburgh AvenueErie, PA 16505

Safety-Kleen Systems, Inc.                                    PAD982576258         - Closure
650 Noble DriveWest Mifflin, PA 15122

Safety-Kleen (PPM), Inc.                                      PAD981113749         - Closure (TSCA)*
4105 Whitaker Avenue                                                               - TSCA Mobil
Philadelphia, PA  19124                                                            - Treatment
                                                                                   - PCB Permit




SOUTH CAROLINA:
--------------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    SCD077995488         - Closure
130 A Frontage Road                                                                - Post-Closure
Lexington, SC 29072                                                                - Closure (TSCA)*

Safety-Kleen Systems, Inc.                                    SCD981031040         - Closure
2818 Old Woodruff Road
Greer, SC 29651

Safety-Kleen Services, Inc.                                   SCD003368891         - Closure
2175 Gardner Blvd.
Holly Hill,  SC 29059

SOUTH DAKOTA:**
------------


                                       8

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    SDD000716696         - Closure
2000 N. Westport Avenue
Sioux Falls, SD 57107

TENNESSEE:**
---------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (TS), Inc.                                       TND000645770         - Closure
2815 Old Greenbrier Park                                                           - Closure (TSCA)*
Greenbrier, TN 37073

Safety-Kleen (WT), Inc.                                       TND007722277         - Closure
1640 Antioch Pike
Antioch, TN 37013

Safety-Kleen Systems, Inc.                                    TND987777695         - Closure
6617 Pleasant Ridge Road
Knoxville, TN 37921

Safety-Kleen (GS), Inc.                                       TND000614321         - Closure
3536 Fite Road                                                                     - RCRA Tank
Millington, TN 38053

Safety-Kleen Systems, Inc.                                    TND981474125         - Closure
215 Whitsett Road                                                                  - Post-Closure
Nashville, TN 39210

TEXAS:***
-----

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen (LaPorte), Inc.                                  TXD982290140         - Closure (TSCA)*
500 Battleground Road
La Porte, TX 77571

Safety-Kleen Systems, Inc.                                    TXD000747386         - Closure
3333 Federal Road                                                                  - Post-Closure
Pasadena, TX 77504                                                                 - Corrective Action

Safety-Kleen Systems, Inc.                                    TXD000747394         - Closure
900 A Hawkins Blvd.                                                                - Post-Closure
El Paso, TX 79905


                                       9

Safety-Kleen Systems, Inc.                                    TXD000747428         - Closure
1606 Missile RoadWichita Falls, TX 76306

Safety-Kleen Systems, Inc.                                    TXD083145656         - Closure
1311 East TamarackMcAllen, TX 78501

Safety-Kleen Systems, Inc.                                    TXD000747436         - Closure
1301 N Redwood Street
Lubbock, TX 79408

Safety-Kleen Systems, Inc.                                    TXD061290276         - Closure
3304 Womack RoadOrange, TX 77632

Safety-Kleen Systems, Inc.                                    TXD981052061         - Closure
2130 E Grauwyler Road                                                              - Corrective Action
Irving, TX 75061

Safety-Kleen Systems, Inc.                                    TXD980876015         - Closure
22006 Woodway Drive
Waco, TX 76710

Safety-Kleen Systems, Inc.                                    TXD981053416         - Closure
6529 Midway RoadHaltom City, TX 76117

Safety-Kleen Systems, Inc.                                    TXD981056690         - Closure
10607 County Road 127 WestMidland, TX 79711

Safety-Kleen Systems, Inc.                                    TXD988032595         - Closure
6000 Pompano StreetEl Paso, TX 79924

Safety-Kleen (Deer Park), Inc.                                TXD055141378         - Corrective Action
2027 Battleground Road
Deer Park, TX 77536

Safety-Kleen Systems, Inc.                                    TXD077603371         - Closure
1722 Cooper Creek Road                                                             - Post-Closure
Denton, TX 76208                                                                   - Closure (TSCA)*

Safety-Kleen Systems, Inc.                                    TXD062287883         - Closure
4234 Oil Belt Lane                                                                 - Post-Closure
Abilene, TX 79605


                                       10

Safety-Kleen Systems, Inc.                                    TXD000747378         - Closure
202 Michael PlaceLongview, TX 75602

Safety-Kleen Systems, Inc.                                    TXD000747402         - Closure
3820 Bratton RoadCorpus Christi, TX 78415

Safety-Kleen Systems, Inc.                                    TXD000001933         - Closure
10272 Hicks Field Road
Fort Worth, TX 76137

Safety-Kleen Systems, Inc.                                    TXD000000786         - Closure
900 S. Main
Galena Park, TX 77547

Safety-Kleen Systems, Inc.                                    TXD010803203         - Closure
1580 Industrial Road                                                               - Post-Closure
Missouri City, TX 77459                                                            - Corrective Action

Safety-Kleen Systems, Inc.                                    TXD988051611         - Closure
13523 Conklin Lane
Houston, TX 77034

Safety-Kleen Systems, Inc.                                    TXD000729400         - Closure
5423 Sinclair Road
San Antanio, TX 78222

UTAH:**
----

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    UTD980957088         - Closure1066 South Pioneer Road
Salt Lake City, UT 84104

VERMONT:**
-------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    VTD000791699         - Closure
23 W. Second Street                                                                - Corrective Action
Barre, VT 05641

VIRGINIA:**
--------


                                       11

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    VAD000737346         - Closure
4545 Bainbridge Blvd.Chesapeake, VA 23320

Safety-Kleen Systems, Inc.                                    VAD981043011         - Closure
1200 W. 100 RoadChester, VA 23831

Safety-Kleen Systems, Inc.                                    VAD000737361         - Closure
Rte. 24, 3 Miles E. of VintonVinton, VA 24179




WISCONSIN:**
---------

FACILITY NAME AND ADDRESS                                     EPA ID NO.           BOND ACTIVITIES COVERED

Safety-Kleen Systems, Inc.                                    WID981187297         - Closure
2201 Badger Road
Kaukauna, WI 54130

Safety-Kleen Systems, Inc.                                    WID980896641         - Closure
2109   Ward Avenue
La Crosse, WI 54601

Safety-Kleen Systems, Inc.                                    WID980896633         - Closure
2325 Daniels Street
Madison, WI 53718

Safety-Kleen Systems, Inc.                                    WID981097769         - Closure
2200 S. West Avenue
Waukesha, WI 53186




*    U.S.  Environmental  Protection
**   Participating  State
***  Parallel  State